Exhibit 99.1

Lordstown Motors Appoints Adam B. Kroll as Chief Financial Officer

LORDSTOWN, Ohio, October 13, 2021 (GLOBE NEWSWIRE) -- Lordstown Motors Corp. (“Lordstown Motors” or “LMC”) (Nasdaq: RIDE) announced today that its Board of Directors has elected Adam B. Kroll as Executive Vice President and Chief Financial Officer, effective October 25th, 2021. Mr. Kroll will replace Rebecca Roof, Interim Chief Financial Officer who will remain with the company in a transition role through December 31, 2021.

Mr. Kroll brings to Lordstown Motors nearly twenty-five years of financial, operational and capital markets experience. He previously served as an investment banker at JP Morgan focused on the automotive industry where, during his tenure, he advised companies on over $125 billion in capital markets, loan and M&A transactions. Mr. Kroll also has a strong operational and strategic background, having served as Chief Administrative Officer for Hyzon Motors, interim Chief Financial Officer for UPG Enterprises and Senior Vice President of Finance for PSAV Holdings. Mr. Kroll has an MBA with honors from the University of Chicago Booth School of Business and a BBA from the University of Wisconsin.

“I am very pleased to welcome Adam to our leadership team,” said Dan Ninivaggi, LMC’s Chief Executive Officer. “His deep understanding of the automotive industry and experience in financial operations and strategy will have an immediate impact as we focus on bringing our Endurance pickup truck to market and completing our recently announced partnership with Hon Hai Technology Group (“Foxconn”) (TWSE: 2317).”

“On behalf of our board of directors and the Lordstown Motors team, I’d like to thank Becky Roof for her enormous contributions over the past several months as our Interim Chief Financial Officer. Becky has not only strengthened our finance function but also has been instrumental in driving positive operational changes.”

“I am thrilled to be joining the Lordstown Motors team at this pivotal time,” said Kroll. “I look forward to working with Dan and the entire LMC team to bring the Endurance to market, develop our strategic partnership with Foxconn and execute on the company’s other key priorities. I believe LMC is uniquely positioned, with the team, the assets and focus to capitalize on the automotive industry’s transition to a better, greener future with the Endurance and other vehicles to come.”

About Lordstown Motors Corp.

Lordstown Motors is an Ohio-based electric vehicle (EV) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; our liquidity position; the need to raise substantial additional capital to continue ongoing operations; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; supply chain disruptions; the potential inability to source essential components; our inability to develop a sales distribution network; the ability to protect our intellectual property rights; and the failure to obtain required regulatory approvals. In addition, our agreement in principle with Foxconn is non-binding and subject to the negotiation and execution of definitive agreements. No assurances can be given that definitive agreements will be entered into on the terms contemplated, or at all. Nor can any assurances be given as to the timing of any such agreements. Furthermore, potential supply chain disruptions, and their consequences on testing and other activities, could present challenges that impact the timing of our commercial production. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors
Carter W. Driscoll, CFA
lordstownIR@icrinc.com

Media
Kimberly Spell
Kimberly.spell.ext@lordstownmotors.com